UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

25134 Rye Canyon Loop, Suite 300 Valencia, California	91355
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (661) 775-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On May 19, 2016, we granted the following performance-based stock options under our 2013 Equity Incentive Plan (the “Plan”) to the executive officers listed in the table below:

Executive Officer	Options(1)
Matthew J. Pfeffer, Chief Executive Officer and Chief Financial Officer	1,000,000

Michael Castagna, Chief Commercial Officer	1,000,000

David Thomson, Ph.D., J.D., Corporate Vice President, General Counsel and Secretary	400,000

Joseph Kocinsky, Corporate Vice President, Chief Technology Officer	400,000

Raymond W. Urbanski, M.D., Ph.D., Chief Medical Officer	400,000

Rose Alinaya, Senior Vice President, Principal Account Officer	400,000

(1)	The shares subject to the options vest in four equal installments upon the achievement of specified quarterly product sales.

The options have an exercise price per share of $0.91, which is equal to the closing price of our common stock as reported on The NASDAQ Global Market on the grant date. The foregoing options are evidenced by a Stock Option Grant Notice and Option Agreement (collectively, the “Grant Documents”), which, together with the Plan, set forth the terms and conditions of the options. The foregoing description of the options does not purport to be complete and is qualified in its entirety by reference to the Plan and the forms of Grant Documents under the Plan, which we have previously filed with the Securities and Exchange Commission (“SEC”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at our 2016 Annual Meeting of Stockholders held on May 19, 2016 (the “Annual Meeting”), as well as the number of votes with respect to each matter.

Nominee	Shares Voted For	Shares Withheld	Broker Non-Votes
Matthew J. Pfeffer	193,163,140	7,048,807	158,499,981
Kent Kresa	193,887,534	6,324,413	158,499,981
Ronald Consiglio	192,975,907	7,236,040	158,499,981
Michael Friedman, M.D.	194,239,602	6,582,434	157,889,892
David H. MacCallum	192,696,191	7,515,756	158,499,981
Henry L. Nordhoff	192,709,810	7,502,137	158,499,981
James S. Shannon M.D., MRCP (UK)	196,386,416	3,596,734	158,728,778

•	Our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 550,000,000 shares to 700,000,000 shares. The tabulation of votes on this matter was as follows: shares voted for: 327,761,817; shares voted against: 28,992,186; shares abstaining: 1,957,925; and broker non-votes: 0.

•	Our stockholders approved an amendment to the Plan to, among other things, increase the aggregate number of shares of common stock authorized for issuance under the Plan by 15,000,000 shares. The tabulation of votes on this matter was as follows: shares voted for: 187,766,280; shares voted against: 11,632,139; shares abstaining: 813,527; and broker non-votes: 158,499,982.

•	Our stockholders approved, on an advisory basis, the compensation of our named executive officers, as disclosed in our definitive proxy statement for the Annual Meeting, filed with the SEC on April 21, 2016. The tabulation of votes on this matter was as follows: shares voted for: 184,409,167; shares voted against: 14,213,692; shares abstaining: 1,589,087; and broker non-votes: 158,499,982.

•	Our stockholders ratified the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016. The tabulation of votes on this matter was as follows: shares voted for: 348,430,620; shares voted against: 6,588,484; shares abstaining: 3,692,820; and broker non-votes: 4.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2016	MANNKIND CORPORATION

	By:	/s/ David Thomson
		Name:	David Thomson, Ph.D., J.D.
		Title:	Corporate Vice President, General Counsel and Secretary